Exhibit 99.1

VASCO Reports Results for First Quarter 2014

Revenue from continuing operations for the first quarter of 2014 was $38.8 million, an increase of 10% compared to the first quarter 2013; Operating income from continuing operations for the first quarter of 2014 was $3.9 million, an increase of 43% compared to the first quarter 2013. Financial results for the period ended March 31, 2014 and guidance for full-year 2014 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, April 24, 2014—VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the first quarter ended March 31, 2014.

Revenue from continuing operations for the first quarter of 2014 increased 10% to $38.8 million from $35.4 million in the first quarter of 2013. Net income from continuing operations for the first quarter of 2014 was $3.5 million, or $0.09 per fully diluted share, an increase of $1.1 million, or 46%, from $2.4 million, or $0.06 per fully diluted share, for the first quarter of 2013.

Net income, which includes the impact of our discontinued operations, for the first quarter of 2014 was $3.5 million, or $0.09 per diluted share. Net income for the first quarter of 2013 was $2.8 million, or $0.07 per diluted share.

Financial Highlights:

•	Gross profit from continuing operations was $25.8 million, or 66%, of revenue for the first quarter of 2014. Gross profit was $23.1 million, or 65%, of revenue for the first quarter of 2013.

•	Operating expenses from continuing operations for the first quarter 2014 were $21.9 million, an increase of 8% from $20.4 million reported for the first quarter 2013. Operating expenses for the first quarter of 2014 included $0.6 million of long-term incentive compensation expenses and $1.1 million of amortization expense related to purchased intangible assets. Operating expenses for the first quarter of 2013 included $0.8 million of long-term incentive compensation expenses and $0.4 of amortization expense related to purchased intangible assets.

•	Operating income from continuing operations for the first quarter 2014 was $3.9 million, an increase of $1.2 million, or 43%, from $2.7 million reported for the first quarter of 2013. Operating income as a percentage of revenue in the first quarter 2014 was 10% compared to 8% in the first quarter of 2013.

•	Earnings before interest, taxes, depreciation and amortization from continuing operations were $5.9 million for the first quarter 2014, an increase of 58% from $3.7 million reported for the first quarter of 2013.

•	Net cash balances, total cash and cash equivalents less bank borrowings, at March 31, 2014 totaled $109.5 million compared to $98.6 million at December 31, 2013. There were no bank borrowings at either March 31, 2014 or December 31, 2013.

Operational and Other Highlights:

•	VASCO launched a native authentication integration solution for MYDIGIPASS.COM that allows application developers to protect their end users’ online identity. This solution allows users to securely log on from a mobile app by clicking the ‘MYDIGIPASS.COM Secure Connect’ button.

•	VASCO announced it has been positioned by Gartner, Inc. as a Leader in the Gartner Magic Quadrant for User Authentication.

•	VASCO introduced a customer-centric distribution strategy, aimed at delivering solutions along with high-level pre and post-sales services. The company selected a limited group of high-end security distributors that offer value-added services and can act as an extension of the technical and commercial VASCO team.

•	VASCO announced that system integrator Think Software Services (TSS) is VASCO’s new system integrator. TSS is an information technology consulting company and system integrator with a strong foothold in the United Arab Emirates.

Guidance for full-year 2014:

VASCO is increasing its guidance for revenue for the full-year 2014 as follows:

•	Revenue from our traditional business, which excludes our new service product offerings (DIGIPASS as a Service and MYDIGIPASS.COM), is expected to be in the range of $168 million to $172 million, an increase from the range communicated previously of $160 million to $165 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 11% to 13%, which is consistent with the range communicated previously.

“We are very pleased with the results of the first quarter,” stated T. Kendall Hunt, Chairman & CEO. “Not only was the revenue reported for the first quarter of 2014 the best first quarter in our history, we also had the strongest intake of new orders of any quarter in our history. The increasing demand for our products is coming from both our traditional products as well as our new products using the Cronto technology. We are also making progress with our cloud-based product offerings. As noted previously, we do not expect to see any significant revenue from the cloud-based products in 2014, but we continue to believe that it is an important part of our product mix for the future. “

“The results for the first quarter reflected a 6% increase in revenues from the Banking market and a 27% increase in revenues from the Enterprise and Application Security market,” said Jan Valcke, VASCO’s President and COO. “We believe that the increase in the Enterprise and Application Security market was due primarily to our growing base of maintenance revenues, our increased focus on sales and marketing and a pickup in overall activity in the European and U.S. markets, especially from our distribution network. While the strong intake of new orders in the first quarter resulted in a strong backlog of orders to be shipped in future quarters to the Banking market, we believe that the Enterprise and Application Security market will also continue to offer opportunities for significant growth.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 24, 2014, at 10:00 a.m. EDT—16:00h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the first quarter 2014.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: +1 800-926-9801

International: +1 212-231-2934

And mention VASCO to be connected to the conference call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Revenue	$38,823	$35,365
Cost of goods sold	13,027	12,278

Gross profit	25,796	23,087
Operating costs:
Sales and marketing	10,371	9,631
Research and development	5,141	4,847
General and administrative	5,273	5,453
Amortization of purchased intangible assets	1,120	441

Total operating costs	21,905	20,372

Operating income	3,891	2,715
Interest income, net	24	42
Other income, net	438	149

Income from continuing operations before income taxes	4,353	2,906
Provision for income taxes	827	494

Net income from continuing operations	$3,526	$2,412
Income (loss) from discontinued operations	(16)	374

Net income	$3,510	$2,786

Basic net income (loss) per share
Continuing operations	$0.09	$0.06
Discontinued operations	(0.00)	0.01

Total net income per share	$0.09	$0.07

Diluted income (loss) per share
Continuing operations	$0.09	$0.06
Discontinued operations	(0.00)	0.01

Total net income per share	$0.09	$0.07

Weighted average shares outstanding:
Basic	39,272	38,687

Diluted	39,389	39,064

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$109,492	$98,607
Accounts receivable, net of allowance for doubtful accounts	21,438	28,528
Inventories	25,816	25,653
Prepaid expenses	2,544	2,719
Foreign sales tax receivable	583	543
Deferred income taxes	870	1,634
Assets of discontinued operations	1,898	1,910
Other current assets	2,324	2,051

Total current assets	164,965	161,645
Property and equipment, net	3,054	3,145
Goodwill, net of accumulated amortization	23,608	23,532
Intangible assets, net of accumulated amortization	15,675	16,733
Other assets, net of accumulated amortization	8,742	6,822

Total assets	$216,044	$211,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,614	$6,378
Deferred revenue	14,977	15,703
Accrued wages and payroll taxes	7,608	7,067
Income taxes payable	3,829	4,087
Liabilities of discontinued operations	7	30
Other accrued expenses	4,191	3,841

Total current liabilities	37,226	37,106
Deferred compensation	6	115
Deferred tax liability	320	321
Other long-term liabilities	65	57

Total liabilities	37,617	37,599

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	80,432	79,871
Accumulated income	95,911	92,401
Accumulated other comprehensive income	2,044	1,966

Total stockholders’ equity	178,427	174,278

Total liabilities and stockholders’ equity	$216,044	$211,877

Non- GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations to net income from continuing operations(in thousands):

	Three months
	ended March 31,
	2014	2013
	(in thousands, unaudited)
EBITDA from continuing operations	$5,895	$3,737
Interest income, net	24	42
Provision for income taxes	(827)	(494)
Depreciation and amortization	(1,566)	(873)

Net income from continuing operations	$3,526	$2,412

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months
	ended March 31,
	2014	2013
	(in thousands, unaudited)
Adjusted Net Income—continuing operations	$4,936	$3,368
Long-term Incentive Compensation Expense	(642)	(754)
Amortization of Purchased Intangible Assets	(1,120)	(441)
Tax impact of Adjustments*	352	239

Net income—continuing operations	$3,526	$2,412

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months
	ended March 31,
	2014	2013
	(in thousands, unaudited)
Adjusted Diluted EPS—continuing operations	$0.13	$0.08
Long-term Incentive Compensation Expense	(0.02)	(0.02)
Amortization of Purchased Intangible Assets	(0.03)	(0.01)
Tax impact of Adjustments*	0.01	0.01

Diluted EPS—continuing operations	$0.09	$0.06

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2013 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Cliff Bown, +1 630 932 8844 ext. 304, Cliff.Bown@vasco.com